SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper U.S. Government Sercurities Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

          For       Against     Abstain
      234,805,153  4,478,707   13,634,612

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

                                           Broker
      For       Against      Abstain     Non-Votes
  179,895,687  10,600,394   21,848,914   40,573,477

Investment policies

                                           Broker
      For       Against      Abstain     Non-Votes
  179,914,267  10,567,449   21,863,279   40,573,477

Diversification

                                           Broker
      For       Against      Abstain     Non-Votes
  180,026,042  10,455,674   21,863,279   40,573,477

Borrowing

                                           Broker
      For       Against      Abstain     Non-Votes
  179,698,957  10,780,531   21,865,507   40,573,477

Senior securities

                                           Broker
      For       Against      Abstain     Non-Votes
  180,062,010  10,419,706   21,863,279   40,573,477

Concentration

                                           Broker
      For       Against      Abstain     Non-Votes
  180,026,411  10,455,305   21,863,279   40,573,477

Underwriting of securities

                                           Broker
      For       Against      Abstain     Non-Votes
  180,073,845  10,407,871   21,863,279   40,573,477

Investment in real estate

                                           Broker
      For       Against      Abstain     Non-Votes
  179,948,245  10,533,471   21,863,279   40,573,477

Purchase of commodities

                                           Broker
      For       Against      Abstain     Non-Votes
  179,836,414  10,645,302   21,863,279   40,573,477

Lending

                                           Broker
      For       Against      Abstain     Non-Votes
  179,899,869  10,582,112   21,863,014   40,573,477

Pledging of assets

                                           Broker
      For       Against      Abstain     Non-Votes
  179,554,365  10,931,441   21,859,189   40,573,477

Purchases of options and warrants

                                           Broker
      For       Against      Abstain     Non-Votes
  179,774,412  10,707,304   21,863,279   40,573,477





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